UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In April 2007, the Registrant’s Compensation Committee of the Board of Directors modified the employment agreement with Jason D. Lippert, Chairman, President and Chief Executive Officer of Lippert Components, Inc. (“Lippert Components”), a subsidiary of the Registrant, to provide an additional incentive for 2007 for exceeding a pre-established threshold of return on assets (“ROA”) by Lippert Components for 2007. Mr. Lippert will be entitled to receive $150,000 if Lippert Components achieves an ROA of 20.7%, which will increase at the rate of $30,000 per 1% increase in the ROA over 20.7%. Lippert Components achieved an ROA of 17.6% in 2006. Mr. Lippert’s total incentive compensation for 2007 may not exceed 10% of the operating profit achieved by Lippert Components.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED

(Registrant)

By:	/s/ Fredric M. Zinn
Fredric M. Zinn
Executive Vice President and
Chief Financial Officer
Dated: April 17, 2007